EXHIBIT 21.1
DiamondRock Hospitality Company
Subsidiaries

Subsidiary	Jurisdiction of Organization
Bloodstone TRS, Inc.	Delaware
DiamondRock Acquisition, LLC	Delaware
DiamondRock Allerton Owner, LLC	Delaware
DiamondRock Alpharetta Owner, LLC	Delaware
DiamondRock Alpharetta Tenant, LLC	Delaware
DiamondRock Atlanta Perimeter Owner, LLC	Delaware
DiamondRock Atlanta Perimeter Tenant, LLC	Delaware
DiamondRock Bethesda General, LLC	Delaware
DiamondRock Bethesda Limited, LLC	Delaware
DiamondRock Bethesda Owner Limited Partnership	Maryland
DiamondRock Bethesda Tenant, LLC	Delaware
DiamondRock Boston Broad Street Owner, LLC	Delaware
DiamondRock Boston Broad Street Tenant, LLC	Delaware
DiamondRock Boston Expansion Owner, LLC	Delaware
DiamondRock Boston Owner, LLC	Delaware
DiamondRock Boston Retail Owner, LLC	Delaware
DiamondRock Boston Tenant, LLC	Delaware
DiamondRock Burlington Owner, LLC	Delaware
DiamondRock Burlington Tenant, LLC	Delaware
DiamondRock Cayman Islands, Inc.	Cayman Islands
DiamondRock Charleston Owner, LLC	Delaware
DiamondRock Charleston Tenant, LLC	Delaware
DiamondRock Chelsea Owner, LLC	Delaware
DiamondRock Chelsea Tenant, LLC	Delaware
DiamondRock Cherry Creek Owner, LLC	Delaware
DiamondRock Cherry Creek Tenant, LLC	Delaware
DiamondRock Chicago Conrad Owner, LLC	Delaware
DiamondRock Chicago Conrad Tenant, LLC	Delaware
DiamondRock Chicago Owner, LLC	Delaware
DiamondRock Chicago Tenant, LLC	Delaware
DiamondRock DC Holdings, LLC	Delaware
DiamondRock DC M Street Owner, LLC	Delaware
DiamondRock DC M Street Tenant, LLC	Delaware
DiamondRock Denver Downtown Owner, LLC	Delaware
DiamondRock Denver Downtown Tenant, LLC	Delaware
DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware
DiamondRock East 40th Street NYC Owner, LLC	Delaware
DiamondRock East 40th Street NYC Tenant, LLC	Delaware
DiamondRock Frenchman's Holdings, LLC	Delaware
DiamondRock Frenchman's Owner, Inc.	U.S. Virgin Islands
DiamondRock Griffin Gate Owner, LLC	Delaware

DiamondRock Griffin Gate Tenant, LLC	Delaware
DiamondRock Hospitality Limited Partnership	Delaware
DiamondRock Hospitality, LLC	Delaware
DiamondRock LAX Owner, LLC	Delaware
DiamondRock LAX Tenant, LLC	Delaware
DiamondRock Manhattan/Midtown East Owner, LLC	Delaware
DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware
DiamondRock Minneapolis Owner, LLC	Delaware
DiamondRock Minneapolis Tenant, LLC	Delaware
DiamondRock NY Lex Owner, LLC	Delaware
DiamondRock NY Lex Tenant, LLC DiamondRock NY Lex Tenant, LLC d/b/a Radisson Lexington Hotel New York	Delaware
DiamondRock Oak Brook Owner, LLC	Delaware
DiamondRock Oak Brook Tenant, LLC	Delaware
DiamondRock Orlando Airport Owner, LLC	Delaware
DiamondRock Orlando Airport Tenant, LLC	Delaware
DiamondRock Salt Lake City Fee Owner, LLC	Delaware
DiamondRock Salt Lake Owner, LLC	Delaware
DiamondRock Salt Lake Tenant, LLC	Delaware
DiamondRock San Diego Owner, LLC	Delaware
DiamondRock San Diego Tenant, LLC	Delaware
DiamondRock SF Sutter Street Owner, LLC	Delaware
DiamondRock SF Sutter Street Tenant, LLC	Delaware
DiamondRock Sonoma Owner, LLC	Delaware
DiamondRock Sonoma Tenant, LLC	Delaware
DiamondRock Times Square Owner, LLC	Delaware
DiamondRock Times Square Tenant, LLC	Delaware
DiamondRock Torrance Owner, LLC	Delaware
DiamondRock Torrance Tenant, LLC	Delaware
DiamondRock Vail Owner, LLC	Delaware
DiamondRock Vail Tenant, LLC	Delaware
DiamondRock Waverly Owner, LLC	Delaware
DiamondRock Waverly Tenant, LLC	Delaware
DRH Austin Owner General, LLC	Delaware
DRH Austin Owner Limited, LLC	Delaware
DRH Austin Owner Limited Partnership	Delaware
DRH Austin Tenant General, LLC	Delaware
DRH Austin Tenant Limited, LLC	Delaware
DRH Austin Tenant Limited Partnership	Delaware
DRH Worthington Owner General, LLC	Delaware
DRH Worthington Owner Limited, LLC	Delaware
DRH Worthington Owner Limited Partnership	Delaware
DRH Worthington Tenant General, LLC	Delaware
DRH Worthington Tenant Limited, LLC	Delaware
DRH Worthington Tenant Limited Partnership	Delaware